EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SDR Drone, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacity indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026

/s/ Cho Sun Sik
Cho Sun Sik
Co-Chief Executive Officer
(Principal Executive Officer)

/s/ Paul L. Strickland
Paul L. Strickland
Secretary and Director
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Report and is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not deemed filed with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing.